EXHIBIT 21

Crane Co.

Exhibit 21 to FORM 10-K

Annual Report for the Year Ended December 31, 2011

Subsidiaries of Registrant

The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements. The names of several other subsidiaries have been omitted, as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

Armature d.o.o.	Slovenia
Azonix Corporation	Massachusetts
Barksdale GmbH	Germany
Barksdale, Inc.	Delaware
CA-MC Acquisition UK Ltd.	England
Coin Holdings Ltd.	England
Coin Overseas Holdings Ltd.	England
Coin Pension Trustees Ltd.	England
CR Holdings C.V.	Netherlands
Crane Aerospace, Inc.	Delaware
Crane (Asia Pacific) Pte. Ltd.	Singapore
Crane Australia Pty. Ltd.	Australia
Crane Canada Co.	Canada
Crane Composites, Inc.	Delaware
Crane Composites Ltd.	England
Crane Controls, Inc.	Delaware
Crane Electronics Corporation	Taiwan
Crane Electronics, Inc.	Delaware
Crane Environmental Inc.	Delaware
Crane Fengqiu (Zhejiang) Pump Co. Ltd.	China (70%)
Crane Fluid & Gas Systems (Suzhou) Co. Ltd.	China
Crane Global Holdings S.L.	Spain
Crane GmbH	Germany
Crane Holdings (Germany) GmbH	Germany
Crane International Capital S.a.r.l.	Luxembourg
Crane International Holdings, Inc.	Delaware
Crane International Trading (Beijing) Co. Ltd.	China
Crane Ltd.	England
Crane Merchandising Systems, Inc.	Delaware
Crane Merchandising Systems Ltd.	England
Crane Middle East & Africa FZE	United Arab Emirates
Crane Ningjin Valve Co. Ltd.	China
Crane Nuclear, Inc.	Delaware
Crane Overseas LLC	Delaware
Crane Payment Solutions GmbH	Germany
Crane Payment Solutions Ltd.	England
Crane Payment Solutions Pty Ltd.	Australia
Crane Payments Solutions Inc.	Delaware
Crane Pension Trustee Company (UK) Limited	England
Crane Process Flow Technologies GmbH	Germany
Crane Process Flow Technologies (India) Ltd.	India
Crane Process Flow Technologies Ltd.	Wales
Crane Process Flow Technologies S.P.R.L.	Belgium
Crane Process Flow Technologies S.r.l.	Italy

Crane Pumps and Systems, Inc.	Delaware
Crane Resistoflex GmbH	Germany
Crane SC Holdings Ltd.	England
Crane Stockham Valve. Ltd.	England
Crane Yongxiang (Ningbo) Valve Company Ltd.	China (70%)
Croning Livarna d.o.o.	Slovenia
Delta Fluid Products Ltd.	England
ELDEC Corporation	Washington
ELDEC France S.A.R.L.	France
Flow Technology, Inc.	Ohio
Friedrich Krombach GmbH Armaturenwerke	Germany
Hydro-Aire, Inc.	California
Interpoint S.A.R.L.	France
Interpoint U.K. Limited	England
Kessel (Thailand) Pte. Ltd.	Thailand (49%)
Krombach Fluid Control Wuxi Co. Ltd.	China (51%)
Krombach France S.a.r.l.	France
Krombach International GmbH	Germany
MCC Holdings, Inc.	Delaware
Merrimac Industries, Inc.	Delaware
Money Controls Argentina SA	Argentina
Money Controls Holdings Ltd.	England
Money Controls Srl	Italy
Multi-Mix Microtechnology SRL	Costa Rica
Noble Composites, Inc.	Indiana
Nominal Engineering, LLC	Ukraine
P.T. Crane Indonesia	Indonesia
Resistoflex (Suzhou) Piping Systems Co. Ltd.	China
Unidynamics / Phoenix, Inc.	Delaware
W.T. Armatur GmbH	Germany
Xomox A.G.	Switzerland
Xomox Chihuahua S.A. de C.V.	Mexico
Xomox Corporation	Ohio
Xomox Corporation de Venezuela C.A.	Venezuela
Xomox France S.A.S.	France
Xomox Hungary Kft.	Hungary
Xomox International GmbH & Co.	Germany
Xomox Japan Ltd.	Japan
Xomox Korea Ltd.	Korea
Xomox Sanmar Ltd.	India (49%)
Xomox Southeast Asia Pte. Ltd.	Singapore